UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2010 (April 30, 2010)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 30, 2010 pursuant to a Purchase and Sale Agreement,(the “Purchase Agreement”), Vanguard Natural Resources, LLC (the “Company”), and its wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”), agreed to acquire producing oil and natural gas assets in Mississippi, Texas and New Mexico (the “Purchased Assets”) from  a private seller (“Seller”) for $113.1 million (the “Acquisition”) and paid the Seller a non-refundable deposit of $11.3 million. This transaction has an effective date of May 1, 2010 and is expected to close on or before May 27, 2010.

The Purchased Assets have total estimated proved reserves of 4.7 million barrels of oil equivalent, of which approximately 96% are oil reserves and 61% is proved developed. At closing of the Acquisition, net production attributable to the Purchased Assets should be approximately 850 barrels of oil equivalent per day.

The parties have made customary representations, warranties, covenants and agreements in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 3, 2010, the Company issued a press release announcing the execution and delivery of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Purchase and Sale Agreement, dated April 30, 2010 among Vanguard Permian, LLC and Alpine Gas Investors, L.P.

Exhibit 99.1	Press Release dated May 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
May 5, 2010

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Purchase and Sale Agreement, dated April 30, 2010 among Vanguard Permian, LLC and Alpine Gas Investors, L.P.

Exhibit 99.1	Press Release dated May 3, 2010